Exhibit 99(a)


                  Culp Announces Fiscal 2005 Results


    HIGH POINT, N.C.--(BUSINESS WIRE)--June 20, 2005--Culp, Inc.
(NYSE: CFI) today reported financial and operating results for the fourth quarter and fiscal year ended May 1, 2005.

    Overview

    For the three months ended May 1, 2005, net sales were $74.2 million, compared with net sales of $85.1 million a year ago. The company reported a net loss of $7.7 million, or $0.67 per diluted share, for the fourth quarter of fiscal 2005, compared with net income of $3.7 million, or $0.32 per diluted share, for the fourth quarter of fiscal 2004. The financial results for the fourth quarter of fiscal 2005 include after-tax restructuring and related charges of $6.4 million, or $0.55 per diluted share. Excluding these charges, net loss for the fourth fiscal quarter was $1.4 million, or $0.12 per diluted share. The results for the fourth quarter of fiscal 2004 include an after-tax credit of $0.7 million, or $0.06 per diluted share, related to the company's restructuring reserves. (A reconciliation of the net income (loss) and net income (loss) per share calculations has been set forth on Page 5.)
    For the fiscal year ended May 1, 2005, the company reported net sales of $286.5 million compared with $318.1 million for the same period a year ago. Net loss for fiscal 2005 was $17.9 million, or $1.55 per diluted share, compared with net income of $7.2 million, or $0.61 per diluted share, for fiscal 2004. Excluding restructuring and related charges and goodwill impairment, net loss for fiscal 2005 was $3.4 million, or $0.30 per diluted share. Fiscal 2005 included 52 weeks versus 53 weeks for the same period of fiscal 2004.
    Commenting on the company's results for the fourth quarter and fiscal 2005, Robert G. Culp, III, chief executive officer of Culp, Inc., said, "Throughout fiscal 2005, we have worked hard to address both the challenges and opportunities facing our industry and Culp's business. Many of the strategic changes we now have underway are affecting our bottom line in the short term as we position Culp for improved profitability in fiscal 2006. We believe we are taking the necessary steps to enhance our competitive position in today's global marketplace."

    Mattress Fabrics Segment

    Mattress fabric (known as mattress ticking) sales were $27.0 million in the fourth quarter of fiscal 2005 compared with $27.2 million for the fourth quarter of fiscal 2004. Operating income for this segment improved to $2.2 million, or 8.2 percent of sales, compared with $1.6 million, or 6.2 percent of sales, in the third quarter of fiscal 2005. Operating income was $3.6 million, or 13.1 percent of sales, for the prior-year period. Compared with the fourth quarter of fiscal 2004, operating margins in this segment were affected by close-out sales and manufacturing variances related to the relocation of mattress ticking looms. Additionally, the mattress fabrics segment has been affected throughout fiscal 2005 by industry-wide pricing pressures as well as higher raw material costs.
    "We continue to be optimistic about our mattress ticking business in spite of industry-wide pricing pressures," said Culp. "While sales for the quarter were slightly behind the same period last year in absolute dollars, we sold over three percent more yards of ticking than we did a year ago. We are on schedule with our capital project designed to enhance efficiencies and further reduce our operating costs going forward. The relocation of ticking looms from an upholstery fabric plant to existing mattress ticking facilities in the U.S. and Canada is underway and is expected to be completed on schedule by August 2005. In addition, we are in the process of installing new weaving machines that are faster and more efficient than the equipment they will replace. We believe these changes in our manufacturing operations will significantly enhance our globally competitive cost structure, and we look forward to the opportunity to extend our leadership position in the mattress ticking business."

    Upholstery Fabrics Segment

    Sales for this segment were $47.2 million in the fourth quarter of fiscal 2005, an 18.6 percent decline compared with $58.0 million in the fourth quarter of fiscal 2004. Overall, sales for the quarter continued to reflect the lower demand industry-wide for U.S. produced upholstery fabrics that Culp has experienced throughout fiscal 2005. The current consumer preference for leather and suede furniture and customer selection of other imported fabrics, including cut and sewn kits, are driving this trend. These results also reflect operating constraints related to ongoing restructuring activities in the decorative weaving operations. Operating loss for this segment was $2.0 million, compared with operating income of $2.8 million for the same period a year ago. For the fourth quarter, margins were affected by significant manufacturing variances related to restructuring activities, continued underutilization of domestic capacity and higher raw material costs.
    Culp noted, "As we announced in early May, we have taken very decisive steps to bring our U.S. manufacturing capacity in line with current demand trends. By further consolidating our manufacturing operations and merging the key functions for the two divisions within the upholstery fabrics segment, we are significantly reducing our operating costs and improving our domestic capacity utilization. We expect these restructuring actions to be substantially complete by August 2005. Going forward, annual cost savings are anticipated to be approximately $11 million, of which approximately $6 million will be in selling, general and administrative costs and approximately $5 million will be in fixed manufacturing costs. We are committed to taking whatever additional steps are necessary to keep our U.S. manufacturing capacity in line with demand and achieve profitable domestic operations.
    "We continue to gain momentum with respect to our offshore produced business," added Culp. "Sales of upholstery fabrics produced outside of our U.S. manufacturing plants, which include the popular micro-denier suedes as well as fabrics produced at our China facility, were up 75 percent during the fourth quarter compared with the same quarter last year, and were up 100 percent for the year. These fabrics accounted for almost 25 percent of Culp's overall upholstery fabric sales during the fourth quarter of fiscal 2005. Customer response has been favorable and we are excited about the innovative products that we are now able to offer. Our customers are receiving the same exceptional design and quality that always have been a trademark of Culp, but at better values. We believe Culp has an effective global sales and sourcing strategy in place to meet the changing demands of our customers, and we will continue to aggressively pursue additional opportunities to expand our market reach."

    Outlook

    Commenting on the outlook for the first quarter of fiscal 2006, Culp continued, "We are encouraged by the early indications for the first quarter of fiscal 2006 as we begin to see signs that the strategic moves we have made are starting to show positive results. Reduced operating costs and greater efficiencies make us optimistic about the future.
    "We expect sales for the mattress ticking segment will show a modest decrease over first quarter sales last year, reflecting continued industry-wide pricing pressure. However, operating income margin in this segment is expected to improve from the fourth quarter of fiscal 2005. With respect to upholstery fabrics, we note that the summer months are typically slow for this segment. While we expect continued significant growth in sales of fabrics produced outside the U.S., we believe demand for domestically produced upholstery fabrics will continue to decline. For the first quarter of fiscal 2006, we expect overall upholstery fabrics segment sales to decrease, but to a much lesser extent than the fourth quarter decline because of the strong growth trends in the sales of fabrics produced offshore. We believe the decrease in sales of domestically produced upholstery fabrics, combined with manufacturing costs related to ongoing restructuring activities, will result in an operating loss for this segment. Considering these factors, we expect the company to report a net loss of $0.02 to $0.08 per diluted share in the first fiscal quarter, excluding previously announced restructuring and related charges. This is management's best estimate at present, recognizing that future financial results are difficult to predict because the upholstery fabrics industry is undergoing a dramatic transition and many internal changes are underway within the company. The actual results will depend primarily upon the level of demand throughout the quarter, the company's progress with respect to restructuring activities for our domestic upholstery fabrics operations, and the implementation of our capital project in mattress ticking."
    The company estimates that restructuring and related charges of approximately $3.2 million, net of taxes, or $0.28 per diluted share, will be incurred during the first fiscal quarter. Including the restructuring and related charges, the company expects to report a net loss for the first fiscal quarter of $0.30 to $0.36 per diluted share. (A reconciliation of the projected net loss per share calculation has been set forth on Page 5.)
    In closing, Culp remarked, "We have many reasons to be optimistic about the company's prospects for the next fiscal year. The actions we have taken over the past year to right-size our domestic upholstery fabric capacity and streamline our operations will significantly reduce our costs and allow us to operate more efficiently. We have a strong competitive position in mattress ticking and look forward to realizing the benefits of the capital project now underway in this segment. Our offshore produced business is now thriving and will be an important driver of our success in fiscal 2006. An integral part of this business is Culp's China facility, and we are pleased with the profitability and growth opportunities for this platform. We believe we are moving Culp in the right direction. Above all, our primary focus for the next year is to restore Culp to profitability and to deliver results that will reward our shareholders."

    About the Company

    Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

    This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.


                              CULP, INC.
                    Condensed Financial Highlights
                              (Unaudited)

                        Three Months Ended       Fiscal Year Ended
                     ----------------------- -------------------------
                        May 1,      May 2,      May 1,       May 2,
                         2005        2004        2005         2004
                     ----------- -----------  -----------  -----------

Net sales            $74,183,000 $85,148,000 $286,498,000 $318,116,000

Net income (loss)    $(7,730,000) $3,733,000 $(17,852,000)  $7,220,000
Net income (loss)
 per share:
   Basic                  $(0.67)      $0.32       $(1.55)       $0.63
   Diluted                $(0.67)      $0.32       $(1.55)       $0.61
Net income (loss)
 per share, diluted,
 excluding restructuring
 and related charges
 (credit), goodwill
 impairment and early
 extinguishment of
 debt(1)                  $(0.12)      $0.26       $(0.30)       $0.65
Average shares
 outstanding:
   Basic              11,550,000  11,531,000   11,549,000   11,525,000
   Diluted            11,550,000  11,815,000   11,549,000   11,777,000


(1) Excludes restructuring and related charges of $10.3 million
($6.4 million or $0.55 per diluted share, after taxes) for the fourth quarter of fiscal 2005. Excludes restructuring and related charges and goodwill impairment of $23.2 million ($14.4 million or $1.25 per diluted share, after taxes) for fiscal 2005. For the fourth quarter and fiscal year ended May 2, 2004, excludes credit for restructuring reserves of $1.0 million ($701,000, or $0.06 per diluted share, after taxes). For fiscal 2004, excludes charge for early extinguishment of debt of $1.7 million ($1.1 million, or $0.10 per diluted share, after taxes).



                              CULP, INC.

          Reconciliation of Net Income (Loss) as Reported to
                      Pro Forma Net Income (Loss)
                              (Unaudited)

                       Three Months Ended         Fiscal Year Ended
                    -----------------------  ------------------------
                      May 1,       May 2,       May 1,       May 2,
                       2005         2004         2005         2004
                    ----------  -----------  -----------  -----------
Net income (loss),
 as reported       $(7,730,000)  $3,733,000 $(17,852,000)  $7,220,000
Early
 extinguishment
 of debt, net of
 income taxes                                               1,120,000
Restructuring and
 related charges
 (credit) and
 goodwill
 impairment, net
 of income taxes     6,380,000     (701,000)  14,423,000     (701,000)
                   -----------   ----------  -----------   ----------

Pro forma net
 income (loss)     $(1,350,000)  $3,032,000  $(3,429,000)  $7,639,000
                   ===========   ==========  ===========   ==========





       Reconciliation of Net Income (Loss) Per Share as Reported
                   to Pro Forma Net Income Per Share
                              (Unaudited)

                        Three Months Ended          Fiscal Year Ended
                     ------------------------   ----------------------
                       May 1,        May 2,        May 1,       May 2,
                        2005          2004          2005         2004
                     ----------   -----------   ----------   ---------
Diluted net income
 (loss) per share     $(0.67)        $0.32        $(1.55)       $0.61
Early
 extinguishment
 of debt, net of
 income taxes                                                    0.10
Restructuring and
 related charges
 (credit) and
 goodwill impairment,
 net of income taxes    0.55        (0.06)          1.25        (0.06)
                     --------    ---------      ---------    ---------
Diluted net income
  per share, adjusted $(0.12)       $0.26         $(0.30)       $0.65
                     ========    =========      =========    =========




      Reconciliation of Projected Range of Net Loss Per Share to
            Projected Range of Pro Forma Net Loss Per Share
                              (Unaudited)

                                                         Three Months
                                                            Ending
                                                           July 31,
                                                             2005
                                                        -------------
Projected range of net loss per diluted share          $(0.30)-(0.36)
Projected restructuring and related charges,
 net of income taxes                                            0.28
                                                        -------------
Projected range of pro forma net loss per
 diluted share                                         $(0.02)-(0.08)
                                                        =============


    CONTACT: Culp, Inc.
             Investor Contact:
             Kathy J. Hardy, 336-888-6209
             or
             Media Contact:
             Kenneth M. Ludwig, 336-889-5161